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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-1148) of STB Systems, Inc. of our report dated July 12, 1999 relating to the financial statements of the STB Systems, Inc. 401(k) Savings Plan for the year ended December 31, 1998 which appears in this Form 11-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Dallas, Texas
July 12, 1999